FOURTH QUARTER 2014
SUPPLEMENTAL FINANCIAL INFORMATION

FIRST
POTOMAC
REALTY TRUST	www.first-potomac.com

Company Information

First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, DC region. Our focus is on acquiring properties that can benefit from our intensive property management, and repositioning properties to increase their profitability and value.

Corporate Headquarters	7600 Wisconsin Avenue
11th Floor
Bethesda, MD 20814

New York Stock Exchange

Website	www.first-potomac.com

Investor Relations	Randy L. Haugh
Director, Finance
(301) 986-9200
rhaugh@first-potomac.com

The forward-looking statements contained in this supplemental financial information, including statements in our earnings release regarding our 2015 Core FFO guidance and related assumptions, potential sales and timing of such sales, and future acquisitions and growth opportunities, are subject to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and, if applicable, dispositions on acceptable terms; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Note that certain figures are rounded to the nearest thousands or to a tenth of a percent throughout the document, which may impact footing and/or crossfooting of totals and subtotals.

Geographic Footprint

Washington, D.C., Northern Virginia and Maryland

VIRGINIA
MARYLAND
270
GERMANTOWN
GAITHERSBURG
ROCKVILLE
BALTIMORE
95
29
1
BWI
CHESAPEAKE BAY
LEESBURG PIKE
RESTON
IAD
50
SILVER SPRING
495
DC
THE BELTWAY
50
FAIRFAX
FALLS CHURCH
DCA
29
66
495
SPRINGFIELD
MANASSAS
95
PORTFOLIO AS OF 12/31/2014
STRATEGIC HOLD
VALUE ADD
NON-CORE

Southern Virginia

CHESAPEAKE BAY
RICHMOND
CHESTERFIELD
VIRGINIA
NORFOLK
VIRGINIA BEACH
CHESAPEAKE
64
64
64
95
95
85
85

Earnings Release

CONTACT:	First Potomac Realty Trust
Randy L. Haugh	7600 Wisconsin Avenue
Director, Finance	11th Floor
(301) 986-9200	Bethesda, MD 20814
rhaugh@first-potomac.com	www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS
FOURTH QUARTER AND FULL-YEAR 2014 RESULTS

Consolidated Portfolio Over 91% Leased As A Result Of Twelfth
Consecutive Quarter Of Positive Net Absorption

BETHESDA, MD. (February 19, 2015) - First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three and twelve months ended December 31, 2014.

Fourth Quarter 2014 Highlights

•	Reported Core Funds From Operations of $16.4 million, or $0.27 per diluted share.

•	Executed 252,000 square feet of leases, including 139,000 square feet of new leases.

•	Increased leased percentage in consolidated portfolio to 91.3% from 88.1% at December 31, 2013.

•	Sold Owings Mills Business Park, a four-building, 180,500 square foot business park, for net proceeds of $12.4 million, bringing aggregate net proceeds from dispositions for the year to $97.7 million.

•	Same-property net operating income increased by 6.4% on an accrual basis and 6.8% on a cash basis compared with the same period in 2013.

Full-Year 2014 Highlights

•	Reported Core Funds From Operations of $59.7 million, or $0.98 per diluted share.

•	Acquired three office buildings, which totaled 401,000 square feet, for an aggregate purchase price of $188.0 million.

•	Executed 1.6 million square feet of leases, including 838,000 square feet of new leases.

•	Same property net operating income increased 2.8% on an accrual basis and 2.7% on a cash basis compared with the same period in 2013.

•	Signed an 82,000 square foot lease with the GSA at Atlantic Corporate Park, a 220,000 square foot office property, bringing the property to 81.3% leased.

•	Signed a 167,000 square foot lease with the GSA at a to-be constructed building in Northern Virginia on vacant land that we have in our portfolio.

Douglas J. Donatelli, Chairman and CEO of First Potomac Realty Trust, stated, “Over the course of 2014 we crossed several key milestones with respect to the strategic and capital plan we presented in January 2013. In the last two years, we have sold, or have under contract, over $400 million of non-core flex and industrial assets, utilizing almost $200 million of those proceeds to acquire core office assets with the remainder going to improve our balance sheet. As a result, our capital recycling initiatives are nearing completion. Despite the difficult operating environment in the DC Metro area, our portfolio is now over 91%

Earnings Release - Continued

leased, with 12 consecutive quarters of positive net absorption and with strong occupancy growth driving improvements in same-property net operating income. Most importantly, I have been able to assemble a highly motivated executive team with the passion and the skill to drive future performance. I am pleased with what we have been able to accomplish in the face of weak office demand in our region, and look forward to demonstrating how our portfolio and people can deliver results in what will be a recovering Washington market."

Funds From Operations (“FFO”) and Core FFO increased for the three months ended December 31, 2014 compared with the same period in 2013 due to an increase in same property net operating income, as well as an increase in overall net operating income as the result of acquisitions made during the year. FFO and Core FFO increased for the twelve months ended December 31, 2014 compared with the same period in 2013 due to an increase in same-property net operating income and a reduction in interest expense, as we decreased our outstanding debt by over $120 million and decreased the weighted average interest rate on our outstanding debt by over 90 basis points since January 1, 2013. The increase in FFO and Core FFO for the twelve months ended December 31, 2014 compared with the same period in 2013 was partially offset by a reduction in net operating income, primarily as a result of selling our industrial portfolio in June 2013, as well as the disposition of other non-core industrial and business park assets since the announcement of our strategic and capital plan in January 2013. While Core FFO increased for the twelve months ended December 31, 2014 compared with the same period in 2013, Core FFO per diluted share decreased over the same period due to a higher diluted share count as we issued 7.5 million common shares in May 2013.

A reconciliation between Core FFO and FFO available to common shareholders for the three and twelve months ended December 31, 2014 and 2013 is presented below (in thousands, except per share amounts):

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2014		2013		2014		2013
	Amount	Per diluted share	Amount	Per diluted share	Amount	Per diluted share	Amount	Per diluted share
Core FFO	$ 16,424	$ 0.27	$ 13,950	$ 0.23	$ 59,682	$ 0.98	$ 59,207	$ 1.03
Loss on debt extinguishment	—	—	(1,485)	(0.02)	—	—	(6,224)	(0.11)
Deferred abatement and straight- line amortization(1)	—	—	—	—	(1,045)	(0.02)	1,567	0.03
Acquisition costs	(14)	—	(429)	(0.01)	(2,681)	(0.04)	(602)	(0.01)
Personnel separation costs	—	—	—	—	—	—	(1,777)	(0.03)
Contingent consideration related to acquisition of property(2)	—	—	287	—	—	—	213	—
Legal costs associated with informal SEC inquiry	—	—	—	—	—	—	(391)	(0.01)
FFO available to common shareholders	$ 16,410	$ 0.27	$ 12,323	$ 0.20	$ 55,956	$ 0.92	$ 51,993	$ 0.90
Net income (loss)	$ 103		$ (3,741)		$ 17,043		$ 10,981
Net (loss) income attributable to common shareholders per diluted common share(3)	$ (0.05)		$ (0.11)		$ 0.07		$ (0.03)

(1)
As a result of the sale of Girard Business Center and Gateway Center in January 2014, we accelerated the amortization of straight-line rents and deferred abatement related to those properties. During the first quarter of 2013, we accelerated the amortization of the straight-line balance and the deferred abatement for Engineering Solutions at I-66 Commerce Center, which terminated its lease prior to completion. The tenant vacated the property at the end of March 2013. The property was sold in May 2013.

Earnings Release - Continued

(2)
Reflects an increase in our contingent consideration liability related to our acquisition of Corporate Campus at Ashburn Center in 2009. We paid $1.7 million to the seller of the property in the third quarter of 2013 to fulfill our obligation. The property was subsequently sold in June 2014 for a gain of $21.2 million.

(3)	Reflects amounts attributable to noncontrolling interests and the impact of dividends on our preferred shares to arrive at net (loss) income attributable to common shareholders.

A reconciliation of net income (loss) to FFO available to common shareholders and Core FFO, as well as definitions and statements of purpose, are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

Operating Performance

At December 31, 2014, our consolidated portfolio consisted of 131 buildings totaling 8.8 million square feet. Our consolidated portfolio was 91.3% leased and 87.9% occupied at December 31, 2014, compared with 90.6% leased and 87.0% occupied at September 30, 2014 and 88.1% leased and 85.8% occupied at December 31, 2013. Year over year, our consolidated portfolio experienced a 320 basis-point increase in our leased percentage and a 210 basis-point increase in our occupied percentage.

During the fourth quarter of 2014, we executed 252,000 square feet of leases, which consisted of 139,000 square feet of new leases and 113,000 square feet of renewal leases, and we achieved a tenant retention rate of 70%. We had positive net absorption of 92,000 square feet in the fourth quarter of 2014, which resulted in our twelfth consecutive quarter of positive net absorption. New leases executed during the fourth quarter included a 13-year lease for 33,000 square feet, at Hillside II, located in the Maryland region. The majority of the newly leased space at Hillside II had been vacant for over two years. For the twelve months ended December 31, 2014, we executed over 1.6 million square feet of leases, which included 838,000 square feet of new leases, and achieved a tenant retention rate of 69%.

Same-Property Net Operating Income (“Same-Property NOI”) increased 6.4% and 2.8% on an accrual basis for the three and twelve months ended December 31, 2014, respectively, compared with the same periods in 2013. For both the three and twelve months ended December 31, 2014, the increase in Same-Property NOI was primarily due to increases in occupancy at 840 First Street, NE, which is located in Washington, D.C., Redland Corporate Center, which is located in Maryland, Three Flint Hill, which is located in Northern Virginia, and Norfolk Commerce Park, which is located in Southern Virginia. For the twelve months ended December 31, 2014, Same-Property NOI for the Washington, D.C. region decreased compared with the same period in 2013 due to a decrease in occupancy at 1211 Connecticut Avenue, NW, which more than offset the increase in occupancy at 840 First Street, NE.

A reconciliation of net income (loss) to Same-Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of our properties, as well as additional information regarding our results of operations, and our definition of “strategic hold,” “value add” and “non-core” as they relate to our portfolio, can be found in our Fourth Quarter 2014 Supplemental Financial Information Report, which is posted on our website, www.first-potomac.com.

Earnings Release - Continued

Dispositions

In the second quarter of 2014, we prospectively adopted new accounting standards that impact the presentation of the results of operations of disposed properties and properties classified as held-for-sale at the balance sheet date. In accordance with the new accounting standards, the disposal of a property or group of properties that represents a strategic shift that has, or will have, a major effect on an entity’s operations and financial results will have its operating results reflected within discontinued operations for all periods presented on the consolidated statements of operations. All other disposed properties or groups of properties will have its operating results reflected within continuing operations on the consolidated statements of operations for all periods presented.

On October 16, 2014, we sold Owings Mills Business Park, a four-building, 180,500 square foot business park located in Owings Mills, Maryland, for net proceeds of $12.4 million. We recorded an impairment charge of $4.0 million in the second quarter of 2014. We had previously sold two separate buildings at Owings Mills Business Park in 2012. Proceeds from the sale were used to pay down outstanding debt. The operating results and impairment of Owings Mills Business Park are reflected in continuing operations in our consolidated statements of operations for each of the periods presented in this press release.

Consistent with our previously disclosed capital recycling strategy, effective as of February 9, 2015, we entered into a binding contract to sell our Richmond, Virginia portfolio, which includes Chesterfield Business Center, Hanover Business Center, Park Central and Virginia Technology Center and in the aggregate is comprised of 19 buildings totaling 828,000 square feet. We anticipate closing the sale in the first half of 2015. However, we can provide no assurances regarding the timing or pricing of the sale of the Richmond Portfolio, or that the sale will occur at all. With the sale of our Richmond portfolio, we will no longer own any properties in the Richmond area and will have made a strategic shift away from the Richmond market. In accordance with the recently adopted accounting policies, our Richmond portfolio was classified as held-for-sale at December 31, 2014 and the operating results were reflected within discontinued operations for each of the periods presented in this press release.

America’s Square Mezzanine Loan

On January 27, 2015, the owners of America’s Square, a 461,000 square foot office complex located in Washington, D.C., gave notice of their intent to prepay, on or about February 24, 2015, a mezzanine loan which has an outstanding balance of $29.7 million. We provided the owners of America’s Square a $30.0 million loan in April 2011, which was secured by a portion of the owner’s interest in the property. The loan had a fixed-interest rate of 9.0% and was scheduled to mature on May 1, 2016. We expect to receive a yield maintenance payment of $2.4 million with the repayment of the loan. The proceeds from the loan repayment will be used to pay down a portion of the outstanding balance of our unsecured revolving credit facility.

Financing Activity

On October 16, 2014, our 97% owned consolidated joint venture repaid a $22.0 million loan that was subject to a 5.0% interest rate floor. The loan encumbered the Storey Park land which is located in Washington, D.C. Simultaneously with the repayment, the joint venture entered into a new $22.0 million loan with a variable-interest rate of LIBOR plus 2.50%. The new loan requires interest only payments, has a maturity date of October 16, 2016, with a

Earnings Release - Continued

one-year extension at our option, and is repayable in full without penalty at any time during the term of the loan.

On November 12, 2014, our 51% owned unconsolidated joint venture repaid a $48.3 million mortgage loan that encumbered Prosperity Metro Plaza, a two-building, 327,000 square-foot office building located in Merrifield, Virginia. Simultaneously with the repayment, the joint venture entered into a new $50.0 million mortgage loan that has a fixed-interest rate of 3.91%. The new loan requires interest only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date. The loan has a maturity date of December 1, 2029 and is repayable in full without penalty on or after June 1, 2029.

Balance Sheet

We had $813.6 million of debt outstanding at December 31, 2014, of which $254.4 million was fixed-rate debt ($3.5 million of our fixed-rate debt is included within “Liabilities held-for-sale” on our consolidated balance sheet), $300.0 million was hedged variable-rate debt and $259.2 million was unhedged variable-rate debt.

Dividends

On January 27, 2015, we declared a dividend of $0.15 per common share, equating to an annualized dividend of $0.60 per common share. The dividend was paid on February 17, 2015 to common shareholders of record as of February 10, 2015. We also declared a dividend of $0.484375 per share on our Series A Preferred Shares. The dividend was paid on February 17, 2015 to preferred shareholders of record as of February 10, 2015.

Core FFO Guidance

We issued our full-year 2015 Core FFO guidance of $0.92 to $0.98 per diluted share. The following is a summary of the assumptions that we used in arriving at our guidance (unaudited, amounts in thousands except percentages and per share amounts):

	Expected Ranges
Portfolio NOI(1)	$105,500	—	$108,500
Interest and Other Income(2)	$4,000	—	$4,500

FFO from Unconsolidated Joint Ventures	$5,000	—	$5,500

Interest Expense(3)	$27,000	—	$29,000

G&A	$19,500	—	$20,500

Preferred Dividends	$ 12,400

Weighted Average Shares and Units	60,750	—	61,250

Year-End Occupancy	90.0%	—	92.0%
Same Property NOI Growth - Accrual Basis (4)	1.0%	—	2.5%

(1)
The range assumes the Richmond portfolio is sold late in the first quarter of 2015. This is solely an assumption for the purposes of providing guidance. We can provide no assurances regarding the timing or pricing of the sale of the Richmond portfolio, or that the sale will occur at all. No additional acquisitions or dispositions are assumed.

(2)	The range excludes the yield maintenance fee of $2.4 million related to the repayment of the America’s Square mezzanine loan, which we expect to receive on or about February 24, 2015.

(3)
Assumes proceeds from the sale of the Richmond Portfolio are used to repay amounts outstanding under our unsecured revolving credit facility. Proceeds from the America’s Square mezzanine loan repayment will be used to pay down a portion of the outstanding unsecured revolving credit facility balance.

(4)	Assumes the Richmond portfolio is the only 2015 disposition.

Earnings Release - Continued

Our guidance is also based on a number of other assumptions, many of which are outside our control and all of which are subject to change. We may change our guidance as actual and anticipated results vary from these assumptions.

Guidance Range for 2015	Low Range	High Range
Net loss attributable to common shareholders per diluted share	$(0.12)	$(0.09)
Real estate depreciation(1)	1.04	1.05
Net gain attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	—	0.02
Core FFO per diluted share	$0.92	$0.98

(1)	Includes our pro-rata share of depreciation from our unconsolidated joint ventures and depreciation related to our assumption for disposed properties.

(2)	Items excluded from Core FFO consist of the gains or losses associated with disposed properties, and prepayment penalties associated with the America’s Square mezzanine loan repayment.

Investor Conference Call and Webcast

We will host a conference call on February 20, 2015 at 9:00 AM ET to discuss fourth quarter and full-year 2014 results, and our 2015 Core FFO guidance in greater detail. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. A replay of the call will be available from 12:00 Noon ET on February 20, 2015, until midnight ET on February 27, 2015. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 13595312.

A live broadcast of the conference call will also be available online at our website, www.first-potomac.com, on February 20, 2015, beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. As of December 31, 2014, our consolidated portfolio totaled 8.8 million square feet. Based on annualized cash basis rent, our portfolio consists of 60% office properties and 40% business park and industrial properties. A key element of First Potomac's overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified, with the potential for another 700,000 square feet in future development projects. Approximately half of the portfolio's multi-story office square footage is LEED or Energy Star Certified. FPO common shares (NYSE: FPO) and preferred shares (NYSE: FPO-PA) are publicly traded on the New York Stock Exchange.

Non-GAAP Financial Measures

Funds from Operations - Funds from operations (“FFO”) represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and

Earnings Release - Continued

joint ventures. We also exclude any depreciation and amortization related to third parties from our consolidated joint ventures from our FFO calculation.

We consider FFO a useful measure of performance for an equity real estate investment trust (“REIT”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate performance measure given its wide use by investors and analysts. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999, April 2002 and January 2012), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. We present FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding common Operating Partnership units for the periods presented.

Core FFO - Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal SEC inquiry, personnel separation costs, contingent consideration charges and acquisition costs.

Our presentation of FFO in accordance with the NAREIT white paper, or presentation of Core FFO, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. Our FFO and Core FFO calculations are reconciled to net income (loss) in our Consolidated Statements of Operations included in this release.

NOI - We define net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Management believes that NOI is a useful measure of our property operating performance as it provides a performance measure of the revenues and expenses directly associated with owning, operating, developing and redeveloping office and business park properties, and provides a perspective not immediately apparent from net income or FFO. Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Our NOI calculations are reconciled to total revenues and total operating expenses at the end of this release.

Same-Property NOI - Same-Property Net Operating Income (“Same-Property NOI”), defined as operating revenues (rental, tenant reimbursements and other revenues) less operating expenses (property operating expenses, real estate taxes and insurance) from the consolidated properties owned by us and in-service for the entirety of the periods compared, is a primary performance measure we use to assess the results of operations at our properties. As an indication of our operating performance, Same-Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of our

Earnings Release - Continued

Same-Property NOI to net income from our consolidated statements of operations is presented below. The Same-Property NOI results exclude corporate-level expenses, as well as certain transactions, such as the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, we eliminate depreciation and amortization expense, which are property level expenses, in computing Same-Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to distinguish whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of total Company performance.

Forward Looking Statements

The forward-looking statements contained in this press release, including statements regarding our 2015 Core FFO guidance and related assumptions, potential sales and the timing of such sales, and future acquisition and growth opportunities, are subject to various risks and uncertainties. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions on acceptable terms; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Rental	$34,260	$30,029	$128,226	$118,337
Tenant reimbursements and other	8,668	7,488	33,426	30,478
Total revenues	42,928	37,517	161,652	148,815
Operating expenses:
Property operating	10,427	10,081	43,252	38,280
Real estate taxes and insurance	4,928	3,942	17,360	16,074
General and administrative	5,787	5,380	21,156	21,979
Acquisition costs	14	429	2,681	602
Depreciation and amortization	17,439	14,354	61,796	54,567
Impairment of rental property	—	—	3,956	—
Contingent consideration related to acquisition of property	—	(287)	—	(213)
Total operating expenses	38,595	33,899	150,201	131,289
Operating income	4,333	3,618	11,451	17,526
Other expenses (income):
Interest expense	6,812	6,025	24,696	32,803
Interest and other income	(1,687)	(1,573)	(6,799)	(6,373)
Equity in (earnings) losses of affiliates	(390)	101	(775)	47
Loss on debt extinguishment/ modification	—	1,486	—	1,810
Gain on sale of rental property	—	—	(21,230)	—
Total other expenses (income)	4,735	6,039	(4,108)	28,287
(Loss) income from continuing operations	(402)	(2,421)	15,559	(10,761)
Discontinued operations:
Income (loss) from operations	505	(1,320)	146	6,793
Loss on debt extinguishment	—	—	—	(4,414)
Gain on sale of rental property	—	—	1,338	19,363
Income (loss) from discontinued operations	505	(1,320)	1,484	21,742
Net income (loss)	103	(3,741)	17,043	10,981
Less: Net loss (income) attributable to noncontrolling interests	128	288	(199)	93
Net income (loss) attributable to First Potomac Realty Trust	231	(3,453)	16,844	11,074
Less: Dividends on preferred shares	(3,100)	(3,100)	(12,400)	(12,400)
Net (loss) income attributable to common shareholders	$(2,869)	$(6,553)	$4,444	$(1,326)

Earnings Release - Continued

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Net (loss) income attributable to common shareholders	$(2,869)	$(6,553)	$4,444	$(1,326)
Depreciation and amortization:
Rental property	17,439	14,354	61,796	54,567
Discontinued operations	809	1,331	3,662	8,937
Unconsolidated joint ventures	1,159	1,323	4,466	5,323
Consolidated joint ventures	—	(13)	—	(163)
Impairment of rental property	—	2,171	3,957	4,092
Gain on sale of rental property	—	—	(22,568)	(19,363)
Net (loss) income attributable to noncontrolling interests in the Operating Partnership	(128)	(290)	199	(74)
Funds from operations available to common shareholders	$16,410	$12,323	$55,956	$51,993

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Funds from operations (FFO)	$19,510	$15,423	$68,356	$64,393
Less: Dividends on preferred shares	(3,100)	(3,100)	(12,400)	(12,400)
FFO available to common shareholders	16,410	12,323	55,956	51,993
Personnel separation costs	—	—	—	1,777
Loss on debt extinguishment	—	1,485	—	6,224
Deferred abatement and straight-line amortization	—	—	1,045	(1,567)
Acquisition costs	14	429	2,681	602
Contingent consideration related to acquisition of property	—	(287)	—	(213)
Legal costs associated with informal SEC inquiry	—	—	—	391
Core FFO	$16,424	$13,950	$59,682	$59,207
Basic and diluted earnings per common share:
(Loss) income from continuing operations available to common shareholders	$(0.06)	$(0.09)	$0.05	$(0.41)
Income (loss) from discontinued operations available to common shareholders	0.01	(0.02)	0.02	0.38
Net (loss) income available to common shareholders	$(0.05)	$(0.11)	$0.07	$(0.03)
Weighted average common shares outstanding:
Basic	58,188	58,061	58,150	55,034
Diluted	58,188	58,061	58,220	55,034
FFO available to common shareholders per share – basic and diluted	$0.27	$0.20	$0.92	$0.90
Core FFO per share – diluted	$0.27	$0.23	$0.98	$1.03
Weighted average common shares and units outstanding:
Basic	60,819	60,657	60,780	57,630
Diluted	60,898	60,697	60,851	57,706

Earnings Release - Continued

Consolidated Balance Sheets
(Amounts in thousands, except per share amounts)

	December 31, 2014	December 31, 2013
	(unaudited)
Assets:
Rental property, net	$1,288,873	$1,144,455
Assets held-for-sale	59,717	106,468
Cash and cash equivalents	13,323	8,740
Escrows and reserves	2,986	7,673
Accounts and other receivables, net of allowance for doubtful accounts of $1,207 and $1,181, respectively	10,587	12,384
Accrued straight-line rents, net of allowance for doubtful accounts of $104 and $92, respectively	34,226	29,531
Notes receivable, net	63,679	54,696
Investment in affiliates	47,482	49,150
Deferred costs, net	43,991	42,311
Prepaid expenses and other assets	7,712	8,261
Intangible assets, net	45,884	38,791
Total assets	$1,618,460	$1,502,460
Liabilities:
Mortgage loans	$305,139	$270,167
Unsecured term loan	300,000	300,000
Unsecured revolving credit facility	205,000	99,000
Liabilities held-for-sale	4,562	5,541
Accounts payable and other liabilities	41,113	41,296
Accrued interest	1,720	1,663
Rents received in advance	7,971	5,898
Tenant security deposits	5,891	4,861
Deferred market rent, net	2,827	1,522
Total liabilities	874,223	729,948
Noncontrolling interests in the Operating Partnership	33,332	33,221
Equity:
Preferred Shares, $0.001 par value, 50,000 shares authorized; Series A Preferred Shares, $25 liquidation preference, 6,400 shares issued and outstanding	160,000	160,000
Common shares, $0.001 par value, 150,000 shares authorized; 58,815 and 58,704 shares issued and outstanding, respectively	59	59
Additional paid-in capital	913,282	911,533
Noncontrolling interests in a consolidated partnership	898	781
Accumulated other comprehensive loss	(3,268)	(3,836)
Dividends in excess of accumulated earnings	(360,066)	(329,246)
Total equity	710,905	739,291
Total liabilities, noncontrolling interests and equity	$1,618,460	$1,502,460

Earnings Release - Continued

Same-Property Analysis
(unaudited, dollars in thousands)

Same Property NOI(1)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Total base rent	$29,382	$28,891	$113,416	$111,513
Tenant reimbursements and other	7,147	6,764	28,374	26,699
Property operating expenses	(8,479)	(9,252)	(35,494)	(34,788)
Real estate taxes and insurance	(3,919)	(3,733)	(14,852)	(14,490)
Same-Property NOI - accrual basis	24,131	22,670	91,444	88,934

Straight-line revenue, net	(367)	(478)	(1,363)	(1,458)
Deferred market rental revenue, net	(11)	49	(79)	119
Same-Property NOI - cash basis	$23,753	$22,241	$90,002	$87,595

Change in same-property NOI - accrual basis	6.4%		2.8%
Change in same-property NOI - cash basis	6.8%		2.7%

Same-property percentage of total portfolio (sf)	84.4%		82.9%

Reconciliation of Consolidated NOI to Same-Property NOI	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Total revenues	$42,928	$37,517	$161,652	$148,815
Property operating expenses	(10,427)	(10,081)	(43,252)	(38,280)
Real estate taxes and insurance	(4,928)	(3,942)	(17,360)	(16,074)
NOI	27,573	23,494	101,040	94,461
Less: Non-same property NOI(2)	(3,442)	(824)	(9,596)	(5,527)
Same-Property NOI - accrual basis	$24,131	$22,670	$91,444	$88,934

Change in Same-Property NOI (accrual basis)
By Region	Three Months Ended December 31, 2014	Percentage of Base Rent	Twelve Months Ended December 31, 2014	Percentage of Base Rent
Washington, D.C.	2.6%	15%	(2.6)%	15%
Maryland	8.5%	30%	4.7%	29%
Northern Virginia	7.7%	35%	3.3%	36%
Southern Virginia	4.4%	20%	4.3%	20%

By Type
Business Park/Industrial	8.9%	39%	6.1%	40%
Office	4.6%	61%	0.4%	60%

(1)
Same-property comparisons are based upon those consolidated properties owned and in-service for the entirety of the periods presented. Same-property results exclude the operating results of the following non same-properties that were owned as of December 31, 2014: 440 First Street, NW, Storey Park, 1401 K Street, NW, 1775 Wiehle Avenue, 11 Dupont Circle, NW, and the Richmond Portfolio (Chesterfield Business Center, Hanover Business Center, Park Central and Virginia Technology Center), which was classified as held-for-sale as of December 31, 2014. Same-property results for the twelve months ended December 31, 2014 and 2013 also exclude the operating results of a building at Redland Corporate Center.

(2)	Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.

Highlights (unaudited, dollars in thousands, except per share data)

Performance Metrics	Q4-2014	Q3-2014	Q2-2014	Q1-2014	Q4-2013
FFO available to common shareholders(1)	$16,410	$13,953	$13,341	$12,251	$12,323
Core FFO(1)	$16,424	$15,441	$14,452	$13,364	$13,950
FFO available to common shareholders per diluted share	$0.27	$0.23	$0.22	$0.20	$0.20
Core FFO per diluted share	$0.27	$0.25	$0.24	$0.22	$0.23

Operating Metrics
Change in Same-Property NOI
Accrual Basis	6.4%	1.4%	0.5%	1.2%	0.6%
Cash Basis	6.8%	2.3%	0.0%	1.2%	(1.1)%

Assets
Total Assets	$1,618,460	$1,628,737	$1,538,266	$1,481,336	$1,502,460

Debt Balances
Unhedged Variable-Rate Debt
Hedged Variable-Rate Debt(2)	$259,216	$258,493	$161,493	$141,493	$92,699
Fixed-Rate Debt(3)	300,000	300,000	300,000	300,000	350,000
Total	254,421	255,929	257,416	229,602	230,949
	$813,637	$814,422	$718,909	$671,095	$673,648
Leasing Metrics
Net Absorption (Square Feet)(4)	91,798	107,508	62,511	27,707	74,979
Tenant Retention Rate	70%	79%	65%	53%	30%(4)
Leased %	91.3%	90.6%	89.5%	88.9%	88.1%
Occupancy %	87.9%	87.0%	86.0%	86.0%	85.8%
Total New Leases (Square Feet)	139,000	389,000	166,000	145,000	165,000
Total Renewal Leases (Square Feet)	113,000	344,000	186,000	112,000	98,000

(1)	See page 20 for a reconciliation of our net (loss) income attributable to common shareholders to FFO available to common shareholders and Core FFO.

(2)	As of December 31, 2014, we had fixed LIBOR at a weighted averaged interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

(3)	Includes fixed-rate debt that encumbers properties within the Richmond portfolio, which was classified as held-for-sale at December 31, 2014.

(4)	Net absorption includes adjustments made for pre-leasing, deals signed in advance of existing lease expirations and unforeseen terminations.

Quarterly Financial Results (unaudited, dollars in thousands)

	Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
OPERATING REVENUES
Rental	$34,260	$31,915	$31,619	$30,433	$30,029
Tenant reimbursements and other	8,668	8,140	7,688	8,930	7,488

	42,928	40,055	39,307	39,363	37,517

PROPERTY EXPENSES
Property operating	10,427	10,564	10,224	12,038	10,081
Real estate taxes and insurance	4,928	4,059	4,241	4,132	3,942

NET OPERATING INCOME	27,573	25,432	24,842	23,193	23,494

OTHER (EXPENSES) INCOME
General and administrative	(5,787)	(4,955)	(5,218)	(5,196)	(5,380)
Acquisition costs	(14)	(1,488)	(1,111)	(68)	(429)
Interest and other income	1,687	1,684	1,670	1,759	1,573
Equity in earnings (losses) of affiliates	390	412	199	(227)	(101)

EBITDA	23,849	21,085	20,382	19,461	19,157

Depreciation and amortization(1)	(17,439)	(15,217)	(14,829)	(14,310)	(14,354)
Interest expense	(6,812)	(6,116)	(6,031)	(5,737)	(6,025)
Loss on debt extinguishment / modification	—	—	—	—	(1,486)
Contingent consideration related to acquisition of property	—	—	—	—	287
Impairment of rental property	—	—	(3,956)	—	—
Gain on sale of rental property(2)	—	—	21,230	—	—

(Loss) income from continuing operations	(402)	(248)	16,796	(586)	(2,421)

Discontinued Operations
Income (loss) from operations(3)	505	297	254	(911)	(1,320)
Gain on sale of rental property(4)	—	—	1,284	54	—

Income (loss) from discontinued operations	505	297	1,538	(857)	(1,320)

NET INCOME (LOSS)	103	49	18,334	(1,443)	(3,741)

Less: Net loss (income) attributable to noncontrolling interests	128	131	(652)	195	288

NET INCOME (LOSS) ATTRIBUTABLE TO FIRST POTOMAC REALTY TRUST	231	180	17,682	(1,248)	(3,453)

Less: Dividends on preferred shares	(3,100)	(3,100)	(3,100)	(3,100)	(3,100)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,869)	$(2,920)	$14,582	$(4,348)	$(6,553)

(1)
During the fourth quarter of 2014, we accelerated the amortization of lease-level intangible assets and liabilities associated with a tenant at 1401 K Street, NW, who vacated effective January 2015. The accelerated amortization for the three months ended December 31, 2014 resulted in a net increase in depreciation and amortization expense of $0.1 million, which included a $0.6 million decrease in depreciation and amortization related to the aggregate deferred market rent assets and liabilities.

(2)
For the three months ended June 30, 2014, the gain on sale of rental property related to the sale of Corporate Campus at Ashburn Center is included within continuing operations due to adopting new accounting requirements pertaining to discontinued operations in the second quarter of 2014.

(3)
All periods presented include the operating results of the Richmond Portfolio, which were classified as held-for-sale during the fourth quarter of 2014. In the second quarter of 2014, we adopted new accounting requirements that require us to present the operating results from disposed properties that represent a strategic shift away from a geographical market, such as exiting the Richmond market, as discontinued operations. The remaining dispositions in discontinued operations represent the operating results of properties that were sold or classified as held-for-sale prior to our adoption of new accounting requirements in the second quarter of 2014.

(4)
For the three months ended June 30, 2014, the gain on sale of rental property is related to the sale of West Park and Patrick Center. For the three months ended March 31, 2014, the gain on sale of rental property is related to the sale of Girard Business Center and Gateway Center.

Quarterly Supplemental Financial Results (unaudited, dollars in thousands)

Quarterly Supplemental Financial Results Items:
The following items were included in the determination of net income (loss):
	Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Termination fees	$654	$334	$83	$77	$208
Capitalized interest	481	937	982	833	916
Snow and ice removal costs (excluding reimbursements)(1)	(30)	3	9	(2,078)	(297)
Reserves for bad debt expense	(245)	(395)	(315)	(121)	(226)

Dispositions in Continuing Operations(2)
Revenues	7	119	1,329	1,465	1,264
Operating expenses	(69)	(155)	(400)	(548)	(384)
Depreciation and amortization expense	(70)	(209)	(402)	(366)	(374)
Impairment of rental property(3)	—	—	(3,956)	—	—
Gain on sale of rental property(4)	—	—	21,230	—	—
	$(132)	$(245)	$17,801	$551	$506

Dispositions in Discontinued Operations(5)
Revenues(6)	1,983	1,949	1,948	1,808	3,632
Operating expenses	(613)	(802)	(802)	(1,395)	(1,372)
Depreciation and amortization expense	(809)	(783)	(822)	(1,249)	(1,331)
Interest expense, net of interest income	(56)	(67)	(70)	(75)	(78)
Impairment of rental property	—	—	—	—	(2,171)
Gain on sale of rental property(7)	—	—	1,284	54	—
	$505	$297	$1,538	$(857)	$(1,320)

(1)	We recovered approximately 60% to 65% of these costs for the periods presented.

(2)
Represents the operating results of Corporate Campus at Ashburn Center and Owings Mills Business Park, which were sold in June and October 2014, respectively. In accordance with new accounting requirements adopted in the second quarter of 2014, the disposals of Corporate Campus at Ashburn Center and Owings Mills Business Park did not meet the requirements to be reclassified as discontinued operations and are refected within continuing operations in our consolidated statements of operations.

(3)	For the three months ended June 30, 2014, we recorded the impairment charge as a result of the anticipated sale price of Owings Mills Business Park.

(4)	For the three months ended June 30, 2014, the gain on sale of rental property is related to Corporate Campus at Ashburn Center.

(5)
All periods presented include the operating results of the Richmond Portfolio, which were classified as held-for-sale during the fourth quarter of 2014. In the second quarter of 2014, we adopted new accounting requirements that require us to present the operating results from disposed properties that represent a strategic shift away from a geographical market, such as exiting the Richmond market, as discontinued operations. The remaining dispositions in discontinued operations represent the operating results of properties that were sold or classified as held-for-sale prior to our adoption of new accounting requirements in the second quarter of 2014.

(6)
For the three months ended March 31, 2014, we accelerated $1.0 million of unamortized straight-line rent and deferred abatement costs due to the sale of Girard Business Center and Gateway Center in January 2014.

(7)
For the three months ended June 30, 2014, the gain on sale of rental property is related to the sale of West Park and Patrick Center. For the three months ended March 31, 2014, the gain on sale of rental property is related to the sale of Girard Business Center and Gateway Center.

Quarterly Financial Measures (unaudited, dollars in thousands)

	Three Months Ended
FUNDS FROM OPERATIONS ("FFO")	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013

Net (loss) income attributable to common shareholders	$(2,869)	$(2,920)	$14,582	$(4,348)	$(6,553)

Depreciation and amortization:
Rental property(1)	17,439	15,217	14,829	14,310	14,354
Discontinued operations	809	783	822	1,249	1,331
Unconsolidated joint ventures	1,159	1,004	1,014	1,289	1,323
Consolidated joint ventures	—	—	—	—	(13)
Impairment of rental property	—	—	3,956	—	2,171
Gain on sale of rental property	—	—	(22,514)	(54)	—
Net (loss) income attributable to noncontrolling interests	(128)	(131)	652	(195)	(290)

FFO available to common shareholders	16,410	13,953	13,341	12,251	12,323
Dividends on preferred shares	3,100	3,100	3,100	3,100	3,100
FFO	$19,510	$17,053	$16,441	$15,351	$15,423

FFO available to common shareholders	16,410	13,953	13,341	12,251	12,323
Loss on debt extinguishment / modification(2)	—	—	—	—	1,485
Deferred abatement and straight-line amortization(3)	—	—	—	1,045	—
Acquisition costs	14	1,488	1,111	68	429
Contingent consideration related to acquisition of property	—	—	—	—	(287)

Core FFO	$16,424	$15,441	$14,452	$13,364	$13,950

ADJUSTED FUNDS FROM OPERATIONS ("AFFO")
Core FFO	16,424	15,441	14,452	13,364	13,950
Non-cash share-based compensation expense	914	1,128	867	823	716
Straight-line rent, net(4)	(574)	(258)	(333)	(364)	(556)
Deferred market rent, net	29	12	1	1	46
Non-real estate depreciation and amortization(5)	331	344	353	340	344
Debt fair value amortization	(134)	(140)	(129)	(129)	(132)
Amortization of finance costs	387	309	318	213	426
Tenant improvements(6)	(4,560)	(2,910)	(4,238)	(2,588)	(4,448)
Leasing commissions(6)	(1,159)	(990)	(1,802)	(1,066)	(703)
Capital expenditures(6)	(2,696)	(1,842)	(1,768)	(768)	(2,320)

AFFO	$8,962	$11,094	$7,721	$9,826	$7,323
Total weighted average common shares and OP units:
Basic	60,819	60,798	60,777	60,726	60,657
Diluted	60,898	60,882	60,850	60,794	60,697
FFO available to common shareholders and unitholders per share:
FFO - basic and diluted	$0.27	$0.23	$0.22	$0.20	$0.20
Core FFO - diluted	$0.27	$0.25	$0.24	$0.22	$0.23
AFFO per share:
AFFO - basic and diluted	$0.15	$0.18	$0.13	$0.16	$0.12

(1)
During the fourth quarter of 2014, we accelerated the amortization of lease-level intangible assets and liabilities associated with a tenant at 1401 K Street, NW, who vacated effective January 2015. The accelerated amortization for the three months ended December 31, 2014 resulted in a net increase in depreciation and amortization expense of $0.1 million, which included a $0.6 million decrease in depreciation and amortization related to the aggregate deferred market rent assets and liabilities.

(2)	Reflects costs associated with amending our existing debt agreements or the charges related to prepayment of a mortgage loan.

(3)
During the first quarter of 2014, we accelerated $1.0 million of unamortized straight-line rent and deferred abatement costs due to the sale of Girard Business Center and Gateway Center in January 2014.

(4)	Includes our amortization of the following: straight-line rents and associated uncollectable amounts, rent abatements and lease incentives.

(5)	Most non-real estate depreciation is classified in general and administrative expense.

(6)
Does not include first-generation costs, which we define as tenant improvements, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

	Three Months Ended
First-generation costs	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Tenant improvements	$3,655	$1,751	$862	$1,977	$4,611
Leasing commissions	1,912	373	970	923	423
Capital expenditures	2,238	2,090	1,258	2,829	2,786
Total first-generation costs	7,805	4,214	3,090	5,729	7,820

Development and redevelopment	1,437	1,737	2,704	2,268	4,332
	$9,242	$5,951	$5,794	$7,997	$12,152

Annual Financial Results (unaudited, dollars in thousands, except per share data)

	Years Ended December 31,
	2014	2013	2012
OPERATING REVENUES
Rental	128,226	118,337	114,032
Tenant reimbursements and other	33,426	30,478	28,930

	161,652	148,815	142,962
PROPERTY EXPENSES
Property operating	43,252	38,280	34,322
Real estate taxes and insurance	17,360	16,074	14,185

NET OPERATING INCOME	101,040	94,461	94,455

OTHER (EXPENSES) INCOME
General and administrative	(21,156)	(21,979)	(23,568)
Acquisition costs	(2,681)	(602)	(49)
Interest and other income	6,799	6,373	6,047
Equity in earnings (losses) of affiliates	775	(47)	40

EBITDA	84,777	78,206	76,925

Depreciation and amortization(1)	(61,796)	(54,567)	(51,457)
Interest expense	(24,696)	(32,803)	(40,602)
Impairment of rental property	(3,956)	—	(2,444)
Gain on sale of rental property(2)	21,230	—	—
Contingent consideration related to acquisition of property	—	213	(152)
Gain on sale of investment(3)	—	—	2,951
Loss on debt extinguishment / modification	—	(1,810)	(13,687)

Income (loss) from continuing operations before income taxes	15,559	(10,761)	(28,466)

Benefit from income taxes	—	—	4,142

Income (loss) from continuing operations	15,559	(10,761)	(24,324)

DISCONTINUED OPERATIONS
Income from operations	146	6,793	15,782
Loss on debt extinguishment	—	(4,414)	—
Gain on sale of rental property	1,338	19,363	161

Income from discontinued operations	1,484	21,742	15,943

NET INCOME (LOSS)	17,043	10,981	(8,381)

Less: Net (income) loss attributable to noncontrolling interests	(199)	93	986

NET INCOME (LOSS) ATTRIBUTABLE TO FIRST POTOMAC REALTY TRUST	16,844	11,074	(7,395)

Less: Dividends on preferred shares	(12,400)	(12,400)	(11,964)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$4,444	$(1,326)	$(19,359)

(1) During the fourth quarter of 2014, we accelerated the amortization of lease-level intangible assets and liabilities associated with a tenant at 1401 K Street, NW, who vacated effective January 2015. The accelerated amortization for the three months ended December 31, 2014 resulted in a net increase in depreciation and amortization expense of $0.1 million, which included a $0.6 million decrease in depreciation and amortization related to the aggregate deferred market rent assets and liabilities.
(2) The gain on sale of rental property related to the sale of Corporate Campus at Ashburn Center was included within continuing operations due to adopting new accounting requirements pertaining to discontinued operations in the second quarter of 2014.
(3) During the third quarter of 2012, we recorded a $3.0 million gain on the sale of our 95% interest in 1200 17th Street, NW, an office building in Washington, D.C.

Annual Supplemental Financial Results (unaudited, dollars in thousands, except per share data)

Annual Supplemental Financial Results Items:
The following items were included in the determination of net income (loss):
	Years Ended December 31,
	2014	2013	2012
Termination fees	$1,149	$423	$1,971
Capitalized interest	3,233	2,456	2,146
Change in tax regulation(1)	—	—	4,327
Snow and ice removal costs (excluding reimbursements)(2)	(2,096)	(1,000)	(258)
Reserves for bad debt expense	(1,076)	(687)	(199)
Internal investigation costs	—	—	(3,412)
Legal costs associated with SEC Informal Inquiry	—	(391)	(110)
Personnel separation costs	—	(1,777)	(1,128)

Dispositions in Continuing Operations(3)
Revenues	$2,920	$5,223	$5,362
Operating expenses	(1,172)	(1,521)	(1,374)
Depreciation and amortization expense	(1,047)	(1,424)	(1,517)
Interest expense, net of interest income	—	—	(230)
Loss on debt extinguishment	—	—	(466)
Impairment of rental property	(3,956)	—	(3,246)
Gain on sale of rental property(4)	21,230	—	—
	$17,975	$2,278	$(1,471)

Dispositions in Discontinued Operations(5)
Revenues(6)	$7,688	$31,654	$50,984
Operating expenses	(3,612)	(10,564)	(16,226)
Depreciation and amortization expense	(3,662)	(8,937)	(14,958)
Interest expense, net of interest income	(268)	(1,268)	(2,946)
Impairment of rental property	—	(4,092)	(1,072)
Loss on debt extinguishment	—	(4,414)	—
Gain on sale of rental property	1,338	19,363	161
	$1,484	$21,742	$15,943

(1) Reflects the one-time non-cash impact of new tax regulations enacted by the District of Columbia that became effective in September 2012.
(2) We recovered approximately 60% to 65% of these costs for the periods presented.
(3) Represents the operating results of Corporate Campus at Ashburn Center and Owings Mills Business Park, which were sold in June and October 2014, respectively. In accordance with new accounting requirements adopted in the second quarter of 2014, the disposals of Corporate Campus at Ashburn Center and Owings Mills Business Park did not meet the requirements to be reclassified as discontinued operations and are reflected within continuing operations in our consolidated statements of operations.
(4) The gain on sale of rental property is related to Corporate Campus at Ashburn Center.
(5) All periods presented include the operating results of the Richmond Portfolio, which were classified as held-for-sale during the fourth quarter of 2014. In the second quarter of 2014, we adopted new accounting requirements that require us to present the operating results from disposed properties that represent a strategic shift away from a geographical market, such as exiting the Richmond market, as discontinued operations. The remaining dispositions in discontinued operations represent the operating results of properties that were sold or classified as held-for-sale prior to our adoption of new accounting requirements in the second quarter of 2014.
(6) As the result of the sale of Girard Business Center and Gateway Center in January 2014, we accelerated $1.0 million of unamortized straight-line rent and deferred abatement costs during the first quarter of 2014.

Annual Financial Measures (unaudited, dollars in thousands, except per share data)

	Years Ended December 31,
FUNDS FROM OPERATIONS ("FFO")	2014	2013	2012

Net income (loss) attributable to common shareholders	$4,444	$(1,326)	$(19,359)

Depreciation and amortization:
Rental property(1)	61,796	54,567	51,457
Discontinued operations	3,662	8,937	14,958
Unconsolidated joint ventures	4,466	5,323	5,883
Consolidated joint ventures	—	(163)	(177)
Net income (loss) attributable to noncontrolling interests
in the Operating Partnership	199	(74)	(1,051)
Impairment of rental property	3,957	4,092	3,516
Gain on sale of rental property	(22,568)	(19,363)	(3,091)

FFO available to common shareholders	55,956	51,993	52,136
Dividends on preferred shares	12,400	12,400	11,964
FFO	$68,356	$64,393	$64,100

FFO available to common shareholders	55,956	51,993	52,136
Acquisition costs	2,681	602	49
Contingent consideration related to acquisition of property	—	(213)	152
Development and redevelopment costs(2)	—	—	397
Loss on debt extinguishment / modification(3)	—	6,224	13,792
Internal investigation costs(4)	—	—	3,412
Personnel separation costs	—	1,777	1,128
Change in tax regulation(5)	—	—	(4,327)
Deferred abatement and straight-line amortization(6)	1,045	(1,567)	(3,134)
Legal costs associated with SEC Informal Inquiry	—	391	—

Core FFO	$59,682	$59,207	$63,605

ADJUSTED FUNDS FROM OPERATIONS ("AFFO")
Core FFO	$59,682	$59,207	$63,605
Non-cash share-based compensation expense	3,732	3,216	3,572
Straight-line rent, net(7)	(1,529)	(1,753)	(876)
Deferred market rent, net	43	75	144
Non-real estate depreciation and amortization(8)	1,368	1,174	896
Debt fair value amortization	(532)	(274)	(450)
Provision for income taxes	—	—	185
Amortization of finance costs	1,227	2,670	2,898
Tenant improvements(9)	(14,296)	(17,595)	(17,624)
Leasing commissions(9)	(5,017)	(5,374)	(4,923)
Capital expenditures(9)	(7,074)	(8,685)	(7,748)

AFFO	$37,604	$32,661	$39,679

Total weighted average common shares and OP units:
Basic	60,780	57,630	52,833
Diluted	60,851	57,706	52,921

FFO available to common shareholders and unitholders per share:
FFO - basic and diluted	$0.92	$0.90	$0.98
Core FFO - diluted	$0.98	$1.03	$1.20

AFFO per share:
AFFO - basic and diluted	$0.62	$0.57	$0.75

(1) During the fourth quarter of 2014, we accelerated the amortization of lease-level intangible assets and liabilities associated with a tenant at 1401 K Street, NW, who vacated effective January 2015. The accelerated amortization for the three months ended December 31, 2014 resulted in a net increase in depreciation and amortization expense of $0.1 million, which included a $0.6 million decrease in depreciation and amortization related to the aggregate deferred market rent assets and liabilities.
(2) During the fourth quarter of 2012, we expensed development costs related to a project that was deferred at Greenbrier Business Park.
(3) Reflects costs associated with amending our existing debt agreements or the charges related to prepaying / defeasing mortgage debt that encumbered properties that were subsequently sold.
(4) Represents legal and accounting fees incurred as a result of our completed internal investigation.
(5) Reflects the one-time non-cash impact of new tax regulations enacted by the District of Columbia that became effective in September 2012.
(6) During 2014, we accelerated $1.0 million of unamortized straight-line rent and deferred abatement costs due to the sale of Girard Business Center and Gateway Center in January 2014. During 2013, represents the accelerated amortization of the straight-line balance and the deferred abatement for Engineering Solutions at I-66 Commerce Center, which terminated its lease prior to completion. The tenant vacated the property on March 31, 2013 and I-66 Commerce Center was sold in the second quarter of 2013.
(7) Includes our amortization of the following; straight-line rents and associated uncollectable amounts, rent abatements and lease incentives.
(8) Most non-real estate depreciation is classified in general and administrative expense.
(9) Does not include first-generation costs, which we define as tenant improvements, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

	Years Ended December 31,
First-generation costs	2014	2013	2012
Tenant improvements	$8,245	$11,884	$22,383
Leasing commissions	4,178	3,158	2,709
Capital expenditures	8,415	8,195	9,060
Total first-generation costs	20,838	23,237	34,152

Development and redevelopment	8,146	16,687	9,315
	$28,984	$39,924	$43,467

Capitalization and Selected Ratios (unaudited, amounts in thousands, except per share data, percentages and ratios)

Total Market Capitalization
		Percent of Total Market Capitalization
Common Shares and Units
Total common shares outstanding	58,815

Operating Partnership ("OP") units held by third parties	2,631

Total common shares and OP units outstanding	61,446

Market price per share at December 31, 2014	$12.36

Market Value of Common Equity	$759,473	43.7%

Preferred Shares
Total Series A Preferred Shares outstanding	6,400

Market price per share at December 31, 2014	$25.84

Market Value of Preferred Equity	$165,376	9.5%

Debt
Fixed-rate debt	$254,421	14.6%
Hedged variable-rate debt(1)	300,000	17.3%
Unhedged variable-rate debt	259,216	14.9%

Total debt	$813,637	46.8%

Total Market Capitalization	$1,738,486	100.0%

Selected Ratios
	Three Months Ended					Twelve Months Ended

	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	December 31, 2014
COVERAGE RATIOS

Interest Coverage Ratio
EBITDA, excluding acquisition costs(2)	$23,863	$22,573	$21,493	$19,529	$19,586	$87,458
Interest expense	6,812	6,116	6,031	5,737	6,025	24,696
	3.50x	3.70x	3.56x	3.40x	3.25x	3.54x

EBITDA to Fixed Charges
EBITDA, excluding acquisition costs(2)	$23,863	$22,573	$21,493	$19,529	$19,586	$87,458
Fixed charges(3)	11,118	10,406	10,272	9,903	10,175	41,699
	2.15x	2.17x	2.09x	1.97x	1.92x	2.10x

OVERHEAD RATIO

G&A to Real Estate Revenues
General and administrative expense(4)	$5,787	$4,955	$5,218	$5,196	$5,380	$21,156
Total revenues	42,928	40,055	39,307	39,363	37,517	161,652
	13.5%	12.4%	13.3%	13.2%	14.3%	13.1%

LEVERAGE RATIOS

Debt/Total Market Capitalization
Total debt	$813,637	$814,422	$718,909	$671,095	$673,648
Total market capitalization	1,738,486	1,705,245	1,690,685	1,626,481	1,543,024
	46.8%	47.8%	42.5%	41.3%	43.7%

Debt/Undepreciated Book Value
Total debt	$813,637	$814,422	$718,909	$671,095	$673,648
Undepreciated book value	1,504,372	1,572,075	1,477,853	1,415,527	1,407,272
	54.1%	51.8%	48.6%	47.4%	47.9%

(1)	At December 31, 2014, we had fixed LIBOR at a weighted average interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

(2)	Acquisition costs were omitted due to their variability, which impacted the comparability of period-over-period results.

(3)
Fixed charges include interest expense, debt principal amortization and quarterly accumulated dividends on our preferred shares. Debt principal amortization amounts exclude principal payments made towards mortgage loans classified within "Liabilities-held-for-sale" on our consolidated balance sheets.

Outstanding Debt (unaudited, dollars in thousands)

Fixed-Rate Debt	Effective Interest Rate	Balance at December 31, 2014	Annualized Debt Service		Maturity Date	Balance at Maturity
Encumbered Properties
Jackson National Life Loan(1)	5.19%	$64,943	$4,577		8/1/2015	$64,230
Hanover Business Center Building D(2)(3)	6.63%	104	161		8/1/2015	13
Chesterfield Business Center Buildings C, D, G and H(2)(3)	6.63%	302	414		9/1/2015	34
Gateway Centre Manassas Building I(2)	5.88%	432	239		11/1/2016	-
Hilside I and II(2)	4.62%	12,949	945		12/6/2016	12,160
Redland Corporate Center Buildings II and III	4.64%	65,816	4,014		11/1/2017	62,064
Hanover Business Center Building C(2)(3)	6.63%	505	186		12/1/2017	13
840 First Street NE	6.01%	36,539	2,722		7/1/2020	32,000
Battlefield Corporate Center	4.40%	3,692	320		11/1/2020	2,618
Chesterfield Business Center Buildings A, B, E, and F(2)(3)	6.63%	1,674	318		6/1/2021	26
Airpark Business Center(2)(3)	6.63%	913	173		6/1/2021	14
1211 Connecticut Avenue, NW	4.47%	29,691	1,823		7/1/2022	24,668
1401 K Street, NW	4.93%	36,861	2,392		6/1/2023	30,414
Total Fixed-Rate Debt	5.02%(4)	$254,421	$18,284			$228,254

Unamortized fair value adjustments		(443)

Total Principal Balance		$253,978

Variable-Rate Debt(5)

440 First Street, NW Construction Loan(6)	LIBOR + 2.50%	$32,216	$860		5/30/2016	$32,216
Storey Park Land Loan(7)	LIBOR + 2.50%	22,000	587		10/16/2016	22,000
Unsecured Revolving Credit Facility	LIBOR + 1.70%	205,000	3,834		10/16/2017	205,000
Unsecured Term Loan
Tranche A	LIBOR + 1.65%	100,000	1,820		10/16/2018	100,000
Tranche B	LIBOR + 1.80%	100,000	1,970		10/16/2019	100,000
Tranche C	LIBOR + 2.05%	100,000	2,220		10/16/2020	100,000
Total Unsecured Term Loan	2.05%(4)	$300,000	$6,010			$300,000

Total Variable-Rate Debt	2.95%(4)(8)	$559,216	$11,291			$559,216

Total Debt at December 31, 2014	3.60%(4)(8)	$813,637	$29,575	(9)		$787,470

(1)
At December 31, 2014, the loan was secured by the following properties: Plaza 500, Van Buren Office Park, Rumsey Center, Snowden Center, Greenbrier Technology Center II and Norfolk Business Center. The terms of the loan allow us to substitute collateral, as long as certain debt-service coverage and loan-to-value ratios are maintained, or to prepay a portion of the loan, with a prepayment penalty, subject to a debt service yield.

(2)	The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties.

(3)
We anticipate repaying the mortgage loans that encumber the Richmond Portfolio, which is expected to be sold in the first half of 2015. The mortgage loans are classified within "Liabilities-held-for-sale" on our consolidated balance sheets.

(4)	Represents the weighted average interest rate.

(5)
All of our variable rate debt is based on one-month LIBOR. For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at December 31, 2014, which was 0.17%.

(6)
The loan matures in May 2016, with two one-year extension options at our discretion and has a borrowing capacity of up to $43.5 million. We can repay all or a portion of the Construction Loan, without penalty, at any time during the term of the loan. On December 31, 2014, we borrowed an additional $8.7 million under the Construction Loan.

(7)	The loan matures in October 2016, with a one-year extension at our option, and is repayable in full without penalty at any time during the term of the loan.

(8)
At December 31, 2014, we had fixed LIBOR on $300.0 million of our variable rate debt through eleven interest rate swap agreements. The effective interest rate reflects the impact of our interest rate swap agreements.

(9)	During 2014, we paid approximately $5.6 million in principal payments on our consolidated mortgage debt, which excludes $8.0 million related to mortgage debt that was repaid in 2014.

Debt Maturity Schedule (unaudited, dollars in thousands)

NOI of Pledged Properties and Supported Indebtedness

Year of Maturity	Type	Annualized NOI	Total Maturing Indebtedness	Total Supported Indebtedness	Debt Yield
2015	Secured Property Debt	$12,239	$64,277	$64,277	19.0%
2016	Secured Property Debt	379	12,160	12,160	3.1%
2016	Construction Loan	—	32,216	32,216	NM
2016	Land Loan	—	22,000	22,000	NM
2017	Secured Property Debt	8,812	62,077	62,077	14.2%
2017	Unsecured Debt	81,210	205,000	505,000	16.1%
2018	Unsecured Term Loan	81,210	100,000	505,000	16.1%
2019	Unsecured Term Loan	81,210	100,000	505,000	16.1%
2020	Unsecured Term Loan	81,210	100,000	505,000	16.1%
2020	Secured Property Debt	8,336	34,618	34,618	24.1%
2021	Secured Property Debt	783	40	40	NM
2022	Secured Property Debt	1,784	24,668	24,668	7.2%
2023	Secured Property Debt	2,346	30,414	30,414	7.7%

NM= Not meaningful.

(1)	At December 31, 2014, we had fixed LIBOR on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

Selected Debt Covenants (unaudited, dollars in thousands)

	Unsecured Credit Facility / Unsecured Term Loan / Construction Loan / Land Loan

Covenants	Quarter Ended December 31, 2014	Covenant
Consolidated Total Leverage Ratio(1)	47.2%	≤ 60%
Tangible Net Worth(1)	$970,974	≥ 601,202
Fixed Charge Coverage Ratio(1)	2.17x	≥ 1.50x
Maximum Dividend Payout Ratio	68.2%	≤ 95%

Restricted Investments:
Joint Ventures	5.2%	≤ 15%
Real Estate Assets Under Development	0.6%	≤ 15%
Undeveloped Land	1.0%	≤ 5%
Structured Finance Investments	3.5%	≤ 5%
Total Restricted Investments	5.0%	≤ 25%

Restricted Indebtedness:
Maximum Secured Debt	19.4%	≤ 40%
Unencumbered Pool Leverage (1)	46.8%	≤ 60%
Unencumbered Pool Interest Coverage Ratio (1)	5.72x	≥ 1.75x

(1)
These are the only covenants that apply to both our 440 First Street, NW construction loan and Storey Park land loan, which are calculated in accordance with the amended and restated unsecured revolving credit facility.

Net Asset Value Analysis (unaudited, amounts in thousands, except percentages)

Income Statement Items	Three Months Ended December 31, 2014

Total Portfolio In-Place Cash NOI(1)
Total GAAP Revenue	$42,921
Straight-line and Deferred Market Rents	(605)
Management Fee Adjustment(2)	373
Property Operating Costs	(15,286)
Total Portfolio In-Place Cash NOI	$27,403

Occupancy as of December 31, 2014	87.9%

Balance Sheet Items

Development & Redevelopment Assets
Original Cost Basis of Land held for Future Development	$17,633
Original Cost Basis of Assets in Current Development/Redevelopment	51,215
Construction Costs to Date for Current Development/Redevelopment	14,403
Total Development & Redevelopment Assets	$83,251

Other Assets
Unconsolidated Investment in Affiliates	$47,482
Notes Receivable, net(3)	63,679
Total Other Assets	$111,161

Net Liabilities at December 31, 2014(4)
Mortgage and Senior Debt, cash principal balances	$(809,769)
Accrued interest	(1,720)
Rents received in advance	(7,971)
Tenant security deposits	(5,891)
Accounts payable and other liabilities	(41,113)
Cash, cash equivalents, escrows and reserves	16,309
Accounts and other receivables, net of allowance for doubtful accounts	10,587
Prepaid expenses and other assets	7,712
Total Net Liabilities	$(831,856)

Preferred Shares Outstanding at December 31, 2014	6,400
Par Value of Preferred Shares Outstanding at December 31, 2014	$160,000
Weighted Average Diluted Shares and OP Unites Outstanding for the quarter ended December 31, 2014	60,898

(1)
Does not include Owings Mills Business Park, which was sold on October 16, 2014, and the Richmond Portfolio (Chesterfield Business Center, Hanover Business Center, Park Central and Virginia Technology Center), which was classified as held-for-sale at December 31, 2014.

(2)	Management fee adjustment is used in lieu of an administrative overhead allocation for comparative purposes.

(3)	A note receivable with a principal balance of $29.7 million will be prepaid in late February 2015.

(4)
Does not include the net liabilities related to the Richmond portfolio, which were classified as held-for-sale at December 31, 2014. Effective as of February 9, 2015, we entered into a binding agreement to sell the portfolio, which is expected to close in the first half of 2015.

Investment in Joint Ventures (unaudited, dollars in thousands)

Unconsolidated Joint Ventures	FPO Ownership	FPO Investment at December 31, 2014	Property Type	Location	Square Feet	Leased at December 31, 2014	Occupied at December 31, 2014
RiversPark I and II	25%	$2,249	Business Park	Columbia, MD	307,984	85.6%	85.6%
Aviation Business Park	50%	5,748	Office	Glen Burnie, MD	120,285	66.2%	66.2%
1750 H Street, NW	50%	14,834	Office	Washington, DC	113,235	100.0%	95.8%
Prosperity Metro Plaza	51%	24,651	Office	Fairfax, VA	326,573	90.3%	90.3%
Total / Weighted Average		$47,482			868,077	86.6%	86.0%

Outstanding Debt		FPO Ownership	Effective Interest Rate	Principal Balance at December 31, 2014(2)	Annualized Debt Service	Maturity Date	Balance at Maturity(2)
RiversPark I and II		25%	LIBOR + 1.90%(1)	$28,000	$580	9/26/2017	$28,000
1750 H Street, NW		50%	4.04%	32,000	1,254	8/1/2024	32,000
Prosperity Metro Plaza		51%	3.96%	50,000	1,955	12/1/2029(3)	45,246
Total / Weighted Average			3.50%	$110,000	$3,789		$105,246

Income Statement - Unconsolidated Joint Ventures
			Three Months Ended(4)
			December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013

Cash revenues(5)			$5,865	$5,552	$5,611	$5,521	$5,623
Non-cash revenues(5)			175	161	169	231	348
Total revenues			6,040	5,713	5,780	5,752	5,971
Total operating expenses			(1,669)	(1,818)	(1,694)	(2,226)	(2,104)
Net operating income			4,371	3,895	4,086	3,526	3,867
Depreciation and amortization			(2,571)	(2,256)	(2,264)	(2,803)	(2,870)
Interest expense, net of interest income			(831)	(1,016)	(1,031)	(1,011)	(1,038)
Other (expenses) income			(18)	126	(46)	—	(13)
Net income (loss)			$951	$749	$745	$(288)	$(54)

(1)	For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at December 31, 2014, which was 0.17%.

(2)	Reflects the balance of the debt secured by the properties, not our portion of the debt.

(3)	The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.

(4)	Reflects the operating results of the property, not our economic interest in the properties.

(5)	Cash revenues are comprised of base rent, tenant recoveries and other miscellaneous income. Non-cash revenues are comprised of straight-line rent, rent abatement and deferred base and market rent.

Portfolio Summary (unaudited)

Consolidated Portfolio
	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis
By Region
Washington DC	6	917,008	90.7%	83.2%	$27,785,789	21.7%
Maryland	38	1,999,332	93.8%	90.5%	33,113,966	25.9%
Northern VA	49	3,021,509	91.0%	87.3%	40,031,050	31.3%
Southern VA	38	2,852,298	90.1%	88.2%	26,863,119	21.0%
Richmond	19	827,925	85.6%	84.4%	6,200,754	4.9%
Norfolk	19	2,024,373	91.9%	89.8%	20,662,365	16.2%
Total / Weighted Average	131	8,790,147	91.3%	87.9%	$127,793,922	100.0%
By Strategic Category(4)
Strategic Hold	76	6,402,651	94.7%	92.1%	$102,934,295	80.5%
Value-Add	3	357,928	71.8%	40.9%	5,635,570	4.4%
Non-Core	52	2,029,568	84.2%	83.0%	19,224,058	15.0%
Total / Weighted Average	131	8,790,147	91.3%	87.9%	$127,793,922	100.0%

Value Creation Pipeline(5)
(dollars in thousands)
	Region	Square Feet	% Leased	% Occupied	Total Project Cost(6)	Cost To Date(7)	Return on Investment(8)
Recently Place in Service
440 First Street, NW	Washington DC	138,554	56.8%	36.3%	$70,000	$63,698	7%

Development
Northern VA Land	Northern VA	167,360	100.0%	0.0%	$49,000	$8,399	8%

	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)
Unconsolidated Joint Ventures(9)	12	868,077	86.6%	86.0%	$16,191,476

(1) Does not include space in development or redevelopment.
(2) Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.
(3) Includes leased spaces that are not yet occupied.
(4) "Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.
(5) 673,785 square feet of additional land is available for development, not including Storey Park.
(6) Reflects the total projected cost to achieve stabilization, which includes, but is not limited to, the original cost basis of the property (or applicable portion thereof), projected base building costs, projected leasing commissions, projected tenant improvements, and projected capitalized expenses.
(7) Reflects the Total Project Costs incurred to date.
(8) Reflects the projected cash NOI after burn off of rent abatement divided by Total Project Costs.
(9)Represents operating results of the unconsolidated joint ventures, not our economic interest in the properties.

Leasing and Occupancy Summary (unaudited)

Portfolio by Property Type and Strategic Category(1)
				Occupied Portfolio by Property Type and Strategic Category				Leased Portfolio by Property Type and Strategic Category
	Square Feet	% of Total Portfolio	Number of Buildings	Occupied Square Feet	% Occupied	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Leased Square Feet(3)	% Leased	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Property Type
Office	3,750,430	42.7%	50	3,158,158	84.2%	$72,153,478	59.1%	3,352,958	89.4%	$76,485,891	59.9%
Business Park / Industrial	5,039,717	57.3%	81	4,567,083	90.6%	50,025,568	40.9%	4,675,617	92.8%	51,308,032	40.1%
Total / Weighted Average	8,790,147	100.0%	131	7,725,241	87.9%	$122,179,046	100.0%	8,028,575	91.3%	$127,793,922	100.0%

By Strategic Category(4)
Strategic Hold	6,402,651	72.8%	76	5,894,606	92.1%	$100,009,737	81.9%	6,063,028	94.7%	$102,934,295	80.5%
Value-Add	357,928	4.1%	3	146,562	40.9%	3,193,405	2.6%	257,103	71.8%	5,635,570	4.5%
Non-Core	2,029,568	23.1%	52	1,684,073	83.0%	18,975,904	15.5%	1,708,444	84.2%	19,224,058	15.0%
Total / Weighted Average	8,790,147	100.0%	131	7,725,241	87.9%	$122,179,046	100.0%	8,028,575	91.3%	$127,793,922	100.0%

Market Concentration by Annualized Cash Basis Rent(2)(3)

	Washington DC	Maryland	Northern VA	Southern VA
				Richmond	Norfolk	Subtotal	Total
Office	21.7%	17.2%	19.6%	0.0%	1.3%	1.3%	59.9%
Business Park / Industrial	0.0%	8.7%	11.7%	4.9%	14.9%	19.7%	40.1%
Total / Weighted Average	21.7%	25.9%	31.3%	4.9%	16.2%	21.0%	100.0%

(1)	Does not include space in development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

(3)	Includes leased spaces that are not yet occupied.

(4)
"Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

Portfolio by Size (unaudited)

Square Feet Under Lease	Number of Leases	Leased Square Feet	% of Total Square Feet	Annualized Cash Basis Rent(1)	% of Annualized Cash Basis Rent	Average Base Rent per Square Foot(1)
0-2,500	145	252,295	3.1%	$4,383,991	3.4%	$17.38
2,501-10,000	351	1,915,637	23.9%	27,049,096	21.2%	14.12
10,001-20,000	118	1,683,114	21.0%	26,141,694	20.5%	15.53
20,001-40,000	51	1,535,590	19.1%	21,079,354	16.5%	13.73
40,001-100,000	18	1,261,383	15.7%	18,078,648	14.1%	14.33
100,000 +	10	1,380,556	17.2%	31,061,139	24.3%	22.50

Total / Weighted Average	693	8,028,575	100.0%	$127,793,922	100.0%	$15.92

$ 12 M
$ 10 M
$ 8 M
$ 6 M
$ 4 M
$ 2 M
$ M
Annualized Cash Basis Rent
MTM
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Thereafter
< 20,000 SF
20,000 - 100,000 SF
> 100,000 SF

(1)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Top Twenty-Five Tenants (unaudited)

Ranking	Tenant	Number of Leases	Total Leased Square Feet	Annualized Cash Basis Rent(1)	% of Annualized Cash Basis Rent	Weighted Average Remaining Lease Years

1	U.S. Government	22	757,873	$17,406,143	13.6%	3.8
2	BlueCross BlueShield	1	204,314	6,095,638	4.8%	8.7
3	CACI International	1	214,214	5,421,707	4.2%	2.0
4	BAE Systems Technology Solutions & Services	2	167,881	4,014,257	3.1%	5.3
5	ICF Consulting Group Inc.	1	127,946	3,421,276	2.7%	9.5
6	Sentara Healthcare	4	276,974	2,544,540	2.0%	5.8
7	Stock Building Supply, Inc.	2	171,996	2,106,951	1.6%	2.2
8	State of Maryland - AOC	1	101,113	1,984,997	1.6%	5.0
9	Vocus, Inc.	1	93,000	1,675,454	1.3%	8.3
10	Montgomery County, Maryland	2	57,825	1,434,362	1.1%	6.9
11	Siemens Corporation	3	100,745	1,392,616	1.1%	1.6
12	First Data Corporation	1	117,336	1,331,764	1.0%	4.9
13	Affiliated Computer Services, Inc	1	107,422	1,318,068	1.0%	2.0
14	Odin, Feldman & Pittle	1	53,918	1,210,459	0.9%	12.8
15	Lyttle Corp	1	54,530	1,112,957	0.9%	8.1
16	District of Columbia CVS Pharmacy, LLC	1	11,692	1,052,280	0.8%	13.3
17	Harris Corporation	3	47,358	996,748	0.8%	0.4
18	ServiceSource, Inc.	3	74,140	985,236	0.8%	1.7
19	Verizon	5	70,627	951,124	0.7%	4.2
20	American Public University System, Inc.	3	63,455	931,782	0.7%	1.5
21	General Dynamics	1	147,248	898,105	0.7%	5.1
22	Harris Connect	1	64,486	887,972	0.7%	1.0
23	DRS Defense Solutions, LLC	2	45,675	886,214	0.7%	3.1
24	McLean Bible Church	1	53,559	816,775	0.6%	9.5
25	Telogy Networks, Inc.	1	52,145	798,861	0.6%	3.4

	Subtotal Top 25 Tenants	65	3,237,472	$61,676,284	48.3%	5.1
	All Remaining Tenants	628	4,791,103	66,117,639	51.7%	4.9

	Total / Weighted Average	693	8,028,575	$127,793,922	100.0%	5.0

Tenant Diversification by Industry

(1)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected in triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Annual Lease Expirations (unaudited)

	Total Portfolio					Property Type
						Office		Business Park / Industrial
Year of Lease Expiration(1)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(2)	Average Base Rent per Square Foot(2)	Leased Square Feet	Average Base Rent per Square Foot(2)	Leased Square Feet	Average Base Rent per Square Foot(2)
MTM	6	31,971	0.4%	$403,572	$12.62	11,165	$17.07	20,806	$10.23
2015	88	598,526	7.5%	9,071,742	15.16	216,141	20.25	382,385	12.28
2016	97	766,234	9.5%	13,977,046	18.24	257,955	32.74	508,279	10.88
2017	110	1,315,904	16.4%	20,083,134	15.26	433,582	23.65	882,322	11.14
2018	91	952,444	11.9%	13,919,634	14.61	411,749	19.36	540,695	11.00
2019	89	1,026,173	12.8%	13,713,094	13.36	271,872	18.35	754,301	11.57
2020	68	1,211,539	15.1%	17,107,457	14.12	491,524	21.34	720,015	9.19
2021	31	305,176	3.8%	4,164,463	13.65	74,213	20.39	230,963	11.48
2022	27	283,822	3.5%	4,183,762	14.74	107,826	23.52	175,996	9.36
2023	15	533,296	6.6%	11,746,899	22.03	324,598	27.42	208,698	13.64
2024	25	462,715	5.8%	8,522,468	18.42	334,784	21.57	127,931	10.18
Thereafter	46	540,775	6.7%	10,900,652	20.16	417,549	22.98	123,226	10.58
Total / Weighted Average	693	8,028,575	100.0%	$127,793,922	$15.92	3,352,958	$22.81	4,675,617	$10.97

(1)	We classify leases that expired or were terminated on the last day of the year as leased square footage since the tenant is contractually entitled to the space.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple- net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Quarterly Lease Expirations (unaudited)

Quarter of Lease Expiration(1)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(2)	Average Base Rent per Square Foot (2)

MTM	6	31,971	0.4%	$403,572	$12.62
2015 - Q1	24	179,810	2.2%	2,474,641	13.76
2015 - Q2	22	161,577	2.0%	2,602,648	16.11
2015 - Q3	19	101,388	1.3%	1,499,384	14.79
2015 - Q4	23	155,751	1.9%	2,495,069	16.02

Total / Weighted Average	94	630,497	7.9%	$9,475,314	$15.03

.

(1)	We classify leases that expired or were terminated on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Leasing Analysis (unaudited)

Lease Summary(1)
All Comparable and Non-comparable Leases
	Three Months Ended December 31, 2014
	Square Footage	Number of Leases Signed	Cash Basis Base Rent	GAAP Basis Base Rent	Average Lease Term	Average Capital Cost Per Sq. Ft.(2)	Average Capital Cost per Sq. Ft. per Year (2)
New Leases	138,700	22	$14.30	$14.69	7.1	$39.61	$5.54
First Generation New Leases	16,358	3	33.98	35.94	8.4	84.72	10.07
Second Generation New Leases	122,342	19	11.67	11.85	7.0	33.58	4.82
Renewal Leases	113,113	15	10.98	11.32	5.5	10.33	1.87
Total / Weighted Average	251,813	37	$12.81	$13.18	6.4	$26.46	$4.13

	Twelve Months Ended December 31, 2014
	Square Footage	Number of Leases Signed	Cash Basis Base Rent	GAAP Basis Base Rent	Average Lease Term	Average Capital Cost Per Sq. Ft.(2)	Average Capital Cost per Sq. Ft. per Year (2)
New Leases	838,196	101	$15.77	$14.80	8.8	$40.65	$4.60
First Generation New Leases	335,334	21	23.16	19.94	11.9	61.18	5.13
Second Generation New Leases	502,862	80	10.84	11.37	6.8	26.96	3.97
Renewal Leases	755,400	74	11.34	11.65	4.4	6.98	1.57
Total / Weighted Average	1,593,596	175	$13.67	$13.31	6.8	$24.69	$3.66

Lease Comparison(1)
Comparable Leases Only (3)
	Three Months Ended December 31, 2014
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent	Previous Base Rent	Percent Change	Base Rent	Previous Base Rent	Percent Change	Average Lease Term
New Leases	23,934	8	$15.63	$17.52	-10.8%	$15.29	$16.86	-9.3%	4.4
Renewal Leases	113,113	15	10.98	12.24	-10.3%	11.32	11.30	0.2%	5.5
Total / Weighted Average	137,047	23	$11.79	$13.16	-10.4%	$12.01	$12.27	-2.1%	5.3

	Twelve Months Ended December 31, 2014
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent	Previous Base Rent	Percent Change	Base Rent	Previous Base Rent	Percent Change	Average Lease Term
New Leases	201,721	36	$13.23	$13.96	-5.2%	$14.00	$13.46	4.0%	6.8
Renewal Leases	755,400	74	11.34	12.07	-6.1%	11.65	11.26	3.4%	4.4
Total / Weighted Average	957,121	110	$11.74	$12.47	-5.9%	$12.14	$11.73	3.5%	4.9

(1)
Excludes leasing activity at properties that have been sold, or were under contract to be sold during the fourth quarter of 2014. First, second, and third quarter 2014 activity for properties not under contract to be sold at that time is included.

(2)
The average capital cost includes leasing commissions and tenant improvements, but does not include base building improvements needed to (1) bring a space up to code, (2) create building-standard operating efficiency, or (3) add demising walls and define the separate operations of a suite.

(3)	Comparable lease comparisons do not include comparable data for first generation spaces, suites that have been vacant for over twelve months, or leases with terms of less than one year.

Retention Summary (unaudited)

	Three Months Ended December 31, 2014 (1)			Twelve Months Ended December 31, 2014 (1)
	Square Footage Expiring(2)	Square Footage Renewed	Retention Rate	Square Footage Expiring(2)	Square Footage Renewed	Retention Rate
Total Portfolio	160,689	113,113	70%	1,097,599	755,400	69%
Washington DC	7,207	2,803	39%	64,666	18,068	28%
Maryland	3,133	3,133	100%	161,887	84,416	52%
Northern Virginia	88,343	49,569	56%	279,160	181,346	65%
Southern Virginia	62,006	57,608	93%	591,886	471,570	80%

(1)
Excludes leasing activity at properties that have been sold, or were under contract to be sold during the fourth quarter of 2014. First, second, and third quarter 2014 activity for properties not under contract to be sold at that time is included.

(2)	Leases that expire or are terminated on the last day of the quarter are classified as leased square footage and are not reported as expired until the following quarter.

Office Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)

Washington DC
11 Dupont Circle, NW	1	CBD(4)	Strategic Hold	153,018	$5,394,719	100.0%	100.0%	$35.26
440 First Street, NW	1	Capitol Hill	Value-Add	138,554	2,444,422	56.8%	36.3%	31.08
500 First Street, NW	1	Capitol Hill	Strategic Hold	129,035	5,710,892	100.0%	100.0%	44.26
840 First Street, NE	1	NoMA(4)	Strategic Hold	248,536	7,177,266	97.7%	97.7%	29.55
1211 Connecticut Avenue, NW	1	CBD(4)	Strategic Hold	129,573	3,691,628	97.3%	68.1%	29.28
1401 K Street, NW	1	East End	Strategic Hold	118,292	3,366,862	86.7%	84.0%	32.85
Total / Weighted Average	6			917,008	$27,785,789	90.7%	83.2%	$33.39

Maryland
Annapolis Business Center	2	Annapolis	Strategic Hold	101,113	$1,984,997	100.0%	100.0%	$19.63
Cloverleaf Center	4	Germantown	Strategic Hold	173,721	2,192,079	73.0%	73.0%	17.28
Hillside I and II(5)	2	Columbia	Strategic Hold	64,195	837,826	84.0%	61.7%	15.53
Metro Park North	4	Rockville	Strategic Hold	191,211	2,781,512	87.3%	87.3%	16.67
Redland Corporate Center	3	Rockville	Strategic Hold	483,162	12,248,100	100.0%	100.0%	25.35
TenThreeTwenty	1	Columbia	Strategic Hold	138,854	1,988,870	96.0%	84.5%	14.92
Total / Weighted Average	16			1,152,256	$22,033,383	92.5%	89.8%	$20.68

Northern Virginia
Atlantic Corporate Park	2	Sterling	Value-Add	219,374	$3,191,148	81.3%	43.9%	$17.88
Cedar Hill	2	Tyson's Corner	Strategic Hold	102,632	2,162,502	100.0%	100.0%	21.07
Enterprise Center	4	Chantilly	Non-Core	189,331	2,909,991	87.7%	84.4%	17.52
Herndon Corporate Center	4	Herndon	Non-Core	128,335	1,325,964	70.1%	70.1%	14.74
One Fair Oaks	1	Fairfax	Strategic Hold	214,214	5,421,707	100.0%	100.0%	25.31
Reston Business Campus	4	Reston	Non-Core	82,398	822,048	66.1%	66.1%	15.09
Three Flint Hill	1	Oakton	Strategic Hold	180,819	3,407,008	96.3%	96.3%	19.57
Van Buren Office Park	5	Herndon	Non-Core	106,873	877,123	66.7%	66.7%	12.31
Wiehle Avenue	1	Reston	Strategic Hold	130,048	2,879,858	100.0%	100.0%	22.14
Windsor at Battlefield	2	Manassas	Non-Core	155,511	2,043,731	92.0%	92.0%	14.29
Total / Weighted Average	26			1,509,535	$25,041,079	87.7%	81.9%	$18.91

Southern Virginia
Greenbrier Towers	2	Chesapeake	Strategic Hold	171,631	$1,625,640	76.5%	72.6%	$12.38

Total / Weighted Average	50			3,750,430	$76,485,891	89.4%	84.2%	$22.81

Strategic Category(2)
Strategic Hold	28			2,730,054	$62,871,464	94.2%	91.3%	$24.45
Value-Add	3			357,928	5,635,570	71.8%	40.9%	21.92
Non-Core	19			662,448	7,978,857	79.2%	78.3%	15.20
Total / Weighted Average	50			3,750,430	$76,485,891	89.4%	84.2%	$22.81

Unconsolidated Joint Ventures
1750 H Street, NW	1	CBD - DC		113,235	$3,964,299	100.0%	95.8%	$35.01
Aviation Business Park	3	Glen Burnie - MD		120,285	1,194,189	66.2%	66.2%	15.01
Prosperity Metro Plaza	2	Merrifield - NOVA		326,573	7,226,402	90.3%	90.3%	24.49
Total / Weighted Average	6			560,093	$12,384,890	87.1%	86.3%	$25.39

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
"Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. Includes leased spaces that are not yet occupied.

(4)	CBD refers to the Central Business District and NoMa refers to North of Massachusetts Avenue.

(5)	Excludes 21,922 square feet of space that was placed into redevelopment during the first quarter of 2014.

Business Park / Industrial Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)

Maryland
Ammendale Business Park(4)	7	Beltsville	Strategic Hold	312,846	$4,207,965	100.0%	100.0%	$13.45
Gateway 270 West	6	Clarksburg	Strategic Hold	253,916	3,136,825	88.5%	74.0%	13.96
Rumsey Center	4	Columbia	Strategic Hold	135,047	1,421,024	94.7%	94.7%	11.12
Snowden Center	5	Columbia	Strategic Hold	145,267	2,314,768	100.0%	100.0%	15.93
Total / Weighted Average	22			847,076	$11,080,582	95.7%	91.4%	$13.67

Northern Virginia
Gateway Centre Manassas	3	Manassas	Non-Core	102,446	$855,719	86.6%	86.6%	$9.65
Linden Business Center	3	Manassas	Non-Core	109,809	1,065,978	97.3%	96.2%	9.98
Newington Business Park Center(5)	7	Lorton	Non-Core	255,567	2,276,773	81.4%	80.8%	10.95
Plaza 500(5)	2	Alexandria	Strategic Hold	500,944	5,507,875	98.5%	95.9%	11.16
Prosperity Business Center	1	Merrifield	Non-Core	71,373	845,977	100.0%	92.5%	11.85
Sterling Park Business Center(6)	7	Sterling	Strategic Hold	471,835	4,437,649	97.1%	96.4%	9.69
Total / Weighted Average	23			1,511,974	$14,989,971	94.3%	92.7%	$10.51

Southern Virginia
Battlefield Corporate Center	1	Chesapeake	Strategic Hold	96,720	$827,592	100.0%	100.0%	$8.56
Chesterfield Business Center(7)	11	Richmond	Non-Core	320,189	1,832,684	86.2%	86.2%	6.64
Crossways Commerce Center(8)	9	Chesapeake	Strategic Hold	1,082,753	11,340,661	94.8%	94.8%	11.05
Greenbrier Business Park(9)	4	Chesapeake	Strategic Hold	411,259	4,221,693	86.2%	78.6%	11.91
Hanover Business Center	4	Ashland	Non-Core	184,057	907,948	76.2%	74.8%	6.47
Norfolk Commerce Park(10)	3	Norfolk	Strategic Hold	262,010	2,646,779	96.4%	94.0%	10.48
Park Central	3	Richmond	Non-Core	204,696	2,184,227	93.3%	93.3%	11.44
Virginia Technology Center	1	Glen Allen	Non-Core	118,983	1,275,894	85.3%	79.1%	12.58
Total / Weighted Average	36			2,680,667	$25,237,478	91.0%	89.2%	$10.35

Total / Weighted Average	81			5,039,717	$51,308,032	92.8%	90.6%	$10.97

Strategic Category(2)
Strategic Hold	48			3,672,597	$40,062,831	95.1%	92.6%	$11.47
Value-Add	0			—	—	NA	NA	NA
Non-Core	33			1,367,120	11,245,200	86.6%	85.3%	9.50
Total / Weighted Average	81			5,039,717	$51,308,032	92.8%	90.6%	$10.97

Unconsolidated Joint Ventures
RiversPark I and II	6	Columbia - MD		307,984	$3,806,587	85.6%	85.6%	$14.43

(1)	Does not include space in development or redevelopment.

(2)
"Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. Includes leased spaces that are not yet occupied.

(4)	Ammendale Business Park consists of Ammendale Commerce Center and Indian Creek Court.

(5)	Newington Business Park Center and Plaza 500 are classified as Industrial properties.

(6)	Sterling Park Business Center consists of 22370/22400/22446/22455 Davis Drive and 403/405/22560 Glenn Drive.

(7)	Chesterfield Business Center consists of Airpark Business Center, Chesterfield Business Center and Pine Glen.

(8)
Crossways Commerce Center consists of the Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways Commerce Center IV, Crossways I, Crossways II, and 1434 Crossways Boulevard.

(9)	Greenbrier Business Park consists of Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.

(10)	Norfolk Commerce Park consists of Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

Management Statements on Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted funds from operations ("AFFO"), variously defined, as supplemental performance measures.
We believe NOI, Same-Property NOI, EBITDA, FFO, Core FFO and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non- property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a further tool to evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.
NOI
Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Other real estate investment trust ("REITs") may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate its operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties.
SAME-PROPERTY NOI
We define same-property NOI as NOI for our properties wholly owned and in-service during the entirety of the periods presented. Other REITs may use different methodologies for calculating same-property NOI and, accordingly, our same-property NOI may not be comparable to other REITs.
EBITDA
Management believes that EBITDA is a useful measure of our operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.
Management considers EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and gains or losses on the retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt.
FFO
Management believes that FFO is a useful measure of our operating performance. We compute FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income or loss before noncontrolling interests (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures, gains or losses on the sale of rental property and impairments of rental property. We also exclude, from our FFO calculation, any depreciation and amortization related to third parties from our consolidated joint ventures. Further, other REITs may use different methodologies for calculating FFO and, accordingly, our FFO may not be comparable to other REITs. We present FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding common Operating Partnership units for the periods presented.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. In addition, management believes that FFO provides useful information to the investment community about our financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.
CORE FFO
Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal SEC inquiry, personnel separation costs, contingent consideration charges and acquisition costs.
AFFO
Management believes that AFFO is a useful measure for comparative purposes to other REIT's. We compute AFFO by adding to FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any recurring tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization.
First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. We also exclude development and redevelopment related expenditures. AFFO provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting for the effect of these non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.